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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

The Boards of Directors and Trustees of
ING Variable Portfolios, Inc.
ING Strategic Allocation Portfolios, Inc.
ING VP Money Market, Portfolio
ING VP Balanced Portfolio, Inc.
ING VP Bond Portfolio
ING VP Growth and Income Portfolio:

We consent to the use of our reports for ING VP International Equity Portfolio, ING VP Growth Portfolio, ING VP Small Company Portfolio, ING VP Technology Portfolio, ING VP Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio, ING VP Index Plus SmallCap Portfolio and ING VP Value Opportunity Portfolio, each a series within the ING Variable Portfolios, Inc., ING VP Strategic Allocation Growth Portfolio, ING VP Strategic Allocation Balanced Portfolio and ING VP Strategic Allocation Income Portfolio, each a series within the ING Strategic Allocation Portfolios, Inc. (formally ING Generation Portfolios, Inc.), ING VP Money Market Portfolio, a series within the ING VP Money Market Portfolio, ING VP Balanced Portfolio, a series within the ING VP Balanced Portfolio, Inc., ING VP Bond Portfolio, a series within the ING VP Bond Portfolio, and ING VP Growth and Income Portfolio, a series within the ING VP Growth and Income Portfolio, dated February 7, 2003, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in both the Class R and Class S Prospectuses and the "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 28, 2003